Exhibit 99.(h)(8)(B)

SERVICE PLAN FOR THE

AMERICAN BEACON FUNDS Y CLASS

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the Service Plan for the American Beacon Funds Y Class, the following Funds have adopted the Service Plan for the American Beacon Funds Y Class:

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon AHL Managed Futures Strategy Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Earnest Partners Emerging Markets Equity Fund

American Beacon Emerging Markets Fund

American Beacon Flexible Bond Fund

American Beacon Global Evolution Frontier Markets Income Fund

American Beacon High Yield Bond Fund

American Beacon Holland Large Cap Growth Fund

American Beacon Intermediate Bond Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon Retirement Income and Appreciation Fund

American Beacon SGA Global Growth Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Short-Term Bond Fund

American Beacon Small Cap Value Fund

American Beacon Small Cap Value II Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon Treasury Inflation Protected Securities Fund

American Beacon Zebra Global Equity Fund

American Beacon Zebra Small Cap Equity Fund

Dated: July 14, 2014